UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 26, 2006

Marathon Oil Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5153	25-0996816
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 San Felipe Road, Houston, Texas		77056
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 629-6600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 27, 2006, Marathon Oil Corporation (Marathon) announced that Albert G. Adkins, Vice President, Accounting and the principal accounting officer of the company, is retiring effective May 1, 2006.

On April 27, 2006, Marathon also announced the election of Michael K. Stewart to the position of Vice President, Accounting and Controller, effective May 1, 2006. He will also become the company’s principal accounting officer. Mr. Stewart has been employed by Marathon (or companies currently or previously affiliated with Marathon) since 1985. His most recent position was Controller from July 2005 through April 30, 2006. He also served as Director of Internal Audit from 2002 through June 2005, and Manager of Internal Reporting and External Analysis in 2001 for Marathon Oil Company, a wholly-owned subsidiary. Mr. Stewart is 48 years old.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On April 26, 2006, the stockholders approved the following amendments to Marathon’s Restated Certificate of Incorporation: (i) an amendment to Article Seventh to declassify the Board of Directors and to allow for directors to be removed with or without cause; (ii) revisions to the purpose clause; (iii) elimination of the terms of the Series A Junior Preferred Stock; and (iv) other technical changes. Proposals for these amendments were included in Marathon’s 2006 Proxy Statement as Proposal Nos. 3 and 4. As a result of this stockholder approval, Marathon filed a Certificate of Amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on April 26, 2006. A copy of the certificate of amendment is filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

Effective April 26, 2006, Marathon’s Board of Directors also adopted and approved the following amendments to the By-Laws:

The third paragraph of Article II, Section 2.1 is deleted in its entirety. This paragraph currently provides that:

The directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the whole number of the Board. In the election of directors at the 1984 annual meeting of the stockholders, the Class I directors shall be elected to hold office for a term to expire at the first annual meeting of the stockholders thereafter; the Class II directors shall be elected to hold office for a term to expire at the second annual meeting of the stockholders thereafter; and the Class III directors shall be elected to hold office for a term to expire at the third annual meeting of the stockholders thereafter, and in the case of each class, until their respective successors are duly elected and qualified. At each annual election held after the 1984 annual meeting of the stockholders, the directors elected to succeed those whose terms expire shall be identified as being of the same class as the directors they succeed and shall be elected to hold office for a term to expire at the third annual meeting of the stockholders after their election, and until their respective successors are duly elected and qualified. If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible, and any additional director elected to any class shall hold office for a term which shall coincide with the term of the other directors in such class and until his or her successor is duly elected and qualified.

The following paragraph is the new third paragraph of Article II, Section 2.1:

At the 2007 annual meeting of stockholders of the Corporation, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2008 annual meeting of the stockholders of the Corporation; at the 2008 annual meeting of the stockholders of the Corporation, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2009 annual meeting of the stockholders of the Corporation; and at each annual meeting of the stockholders of the Corporation thereafter, the directors shall be elected for terms expiring at the next succeeding annual meeting of the stockholders of the Corporation.

Also, Article II, Section 2.3 is amended by deleting the words "only for" and inserting the words "with or without." A copy of the amended By-Laws is filed as Exhibit 3.2 to this Form 8-K and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Oil Corporation

April 27, 2006	By:	A. G. Adkins

Name: A. G. Adkins
Title: Vice President - Accounting

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Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment of Restated Certificate of Incorporation of Marathon Oil Corporation
3.2	Marathon Oil Corporation By-laws